July 16, 2001

U.S. Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.

Dear Sirs:

Please be advised that we agree with the statements relating to Swart Baumruk & Company, LLP contained in Item 4 of Semper Resources Corporation's Form 8-K/A dated April 4, 2001, filed on July 30, 2001.


Very truly yours,

/s/ Swart Baumruk & Company, LLP
Swart Baumruk & Company, LLP